UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1500 District Avenue, Burlington, MA 01803
(Address of principal executive offices) (Zip Code)

(617) 600-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NERV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 17, 2025, Minerva Neurosciences, Inc. (the “Company”) was formally notified that the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market LLC (“Nasdaq”) determined that the Company has regained compliance with Nasdaq Listing Rule 5550(b)(3) (the “Net Income Rule”), which requires listed companies to maintain a minimum of $500,000 of net income from continuing operations. Pursuant to Nasdaq Listing Rule 5815(d)(4)(A), the Company will be subject to a discretionary panel monitor for a period of one year from March 17, 2025. If, within that one-year monitoring period, the Company fails to maintain compliance with any Nasdaq continued listing requirement, the Listing Qualifications Staff (the “Staff”) of Nasdaq will issue a Delist Determination Letter, and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. Notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company will not be permitted to provide the Staff with a plan of compliance with respect to any deficiency that arises during the one-year monitoring period, and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to any deficiency.

As previously disclosed, on April 10, 2024, the Company received written notice from Nasdaq notifying the Company that for the last 31 consecutive business days, the Company’s minimum Market Value of Listed Securities was below the minimum of $35 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2). In addition, as previously disclosed, on January 10, 2025, the Company received a notice from Nasdaq indicating that following the Company’s hearing before the Panel on December 10, 2024, the Panel granted the Company’s request for continued listing on Nasdaq through March 31, 2025, subject to the Company’s compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”), among other conditions. While the Company had initially planned to regain compliance with the Equity Rule, upon review of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Staff confirmed that the Company has demonstrated compliance with the Net Income Rule. Accordingly, the Panel has determined to continue the listing of the Company’s securities on Nasdaq and is closing this matter.

There can be no assurance that the Company will be able to maintain compliance with Nasdaq’s listing standards or that the Company will be able to continue its listing on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

Dated: March 19, 2025	By:	/s/ Frederick Ahlholm
	Name:	Frederick Ahlholm
	Title:	Chief Financial Officer